ARROW FINANCIAL CORPORATION

250 Glen Street, Glens Falls, New York 12801

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of Arrow Financial Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Arrow Financial Corporation, a New York corporation, will be held at the Queensbury Hotel, Maple Street and Ridge Street, Glens Falls, New York, on Wednesday, April 28, 2004, at 10:00 a.m. for the purpose of considering and voting upon the following matters:

1.

The election of four directors to Class C for terms of three years or until their successors shall have been elected and qualified.

2.

Any other business which may be properly brought before the meeting or any adjournment thereof.

By Order of the Board of Directors

GERARD R. BILODEAU

Corporate Secretary

March 26, 2004

YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.  YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AT THAT TIME, IF YOU WISH.

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ARROW FINANCIAL CORPORATION

250 Glen Street

Glens Falls, New York 12801

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

April 28, 2004

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Arrow Financial Corporation, a New York corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 28, 2004, at 10:00 a.m., at the Queensbury Hotel, Maple Street and Ridge Street, Glens Falls, New York 12801, and at any adjournment thereof.  This proxy statement and the accompanying proxy card are first being sent to shareholders on March 26, 2004.  In addition, a copy of Parts I and II of Arrow’s Annual Report on Form 10-K for the year ended December 31, 2003, which includes Arrow’s financial statements, is enclosed with this proxy statement.

At the meeting, four directors will be elected to Class C of our Board of Directors.

RECORD DATE AND VOTING RIGHTS

Who is entitled to vote?

Each shareholder of record as of the close of business on the record date, March 5, 2004, is entitled to notice of, and to vote at, the shareholders' meeting.  At the close of business on that date, there were outstanding and entitled to vote 9,927,537 shares of common stock, $1.00 par value. Common stock is our only class of stock outstanding.  Owners of record at the close of business on the record date are entitled to one vote on each matter submitted to a vote at the meeting for each share of common stock owned.

What constitutes a quorum at the meeting?

In order to conduct business at the meeting, a quorum must be present.  A majority of the outstanding shares of our common stock present or represented by proxy at the meeting will constitute a quorum.  Consistent with applicable state law and our Certificate of Incorporation and Bylaws, we will treat all shares represented by proxy or in person at the meeting as shares present or represented at the meeting for purposes of determining a quorum.

Shares represented by proxies or ballots marked “WITHHOLD” for all nominees on Proposal 1 (the only proposal to be voted on at the meeting) will be treated as shares present or represented at the meeting for purposes of determining a quorum, but will not be treated as shares voting on Proposal 1.

Shares held in “street name” by brokers (meaning shares held in the name of brokers or their nominees but actually owned by the broker’s customers) that are present or represented at the meeting but are not voted by such brokers, for any reason (so-called “broker non-votes”), will be treated as shares present in person or represented by proxy at the meeting for purposes of determining a quorum on that proposal or matter, but will not be treated as shares voting on that proposal or matter.

How many votes are required for the election of directors?

The affirmative vote of a plurality of the shares present or represented at the meeting and voting on Proposal 1, Election of Directors, is required for the election of directors.  A “plurality” means receiving a higher number of votes than any other candidate.  In other words, the nominees receiving the most “FOR” votes will be elected as directors, regardless of the total number of shares voting or whether such nominees receive a majority of all shares voted.  Shares represented by proxies or ballots marked “WITHHOLD” on Proposal 1, Election of Directors, will not have any direct effect on the election of directors or result in the defeat of any of the Board’s nominees since there are no other nominees for any of the open Board seats.

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How many votes are required for any other matter?

The affirmative vote of a majority of the shares present in person or represented by proxy and voting at the meeting would be required for approval of any other matter that might be submitted to a vote at the meeting.  (Under our Bylaws, at this time no additional matters may be submitted for consideration by shareholders at the upcoming meeting, other than procedural issues such as adjournment or continuation.)  If any such other procedural matter arises, any shares represented by proxies may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law.

How do I submit my proxy?

If you are entitled to vote and wish to submit a proxy to vote at the meeting, you may do so by returning the enclosed proxy card by mail.  If your shares are held by a broker or bank, you must follow the voting instructions on the form you receive from your broker or bank.

May I revoke my proxy?

Yes.  If you execute a proxy card as solicited by this proxy statement, you have the power to revoke it prior to the voting of the proxy at the meeting.  You may revoke your proxy by attending the meeting and voting your shares of stock in person, or by delivering, prior to the meeting, a written notice of revocation of proxy or a later-dated, properly executed proxy to:

Mr. Gerard R. Bilodeau

Corporate Secretary

Arrow Financial Corporation

250 Glen Street

Glens Falls, New York   12801

How are proxies being solicited?

Proxies are being solicited by mail.  They may also be solicited by our directors, officers and regular employees personally or by telephone or telegraph, but those persons will receive no additional compensation for such services.  We will bear all costs of soliciting the proxies.  If we utilize the services of other financial institutions, brokerage houses, custodians, nominees or fiduciaries to solicit proxies, we will reimburse them for their out-of-pocket expenses.

PROPOSALS BY SHAREHOLDERS

May a shareholder raise a matter for consideration or nominate a person for election to the Board of Directors at the meeting?

As a general matter, shareholders may raise matters for consideration at an annual shareholders' meeting, including nominating persons for election to the Board of Directors.  However, such shareholder proposals must be submitted to the Company for its review by a deadline, which precedes the mailing date of our proxy statement.  Thus, it is too late for shareholder proposals for this year's meeting.

Under our Bylaws, any shareholder wishing to bring a matter to a shareholder vote or to nominate a person for election as director at an upcoming annual meeting of shareholders must deliver a written notice to the Corporate Secretary not less than 120 days before the anniversary date of the prior year’s annual meeting.  Thus, for next year’s annual meeting of shareholders (in 2005), the written notification must be received by the Corporate Secretary not later than December 29, 2004. (There are different rules if the date of the upcoming annual meeting is changed by more than 30 days from the date of the prior annual meeting.)

A shareholder's notice of a proposal must contain the information specified in the Bylaws, including name and address, appropriate information regarding the matter sought to be presented or person proposed to be nominated, and the number of shares of common stock owned by the proposing shareholder.

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The above rules apply only to matters that shareholders wish to raise themselves at an annual meeting.  Shareholders who wish to have a matter considered by the Board of Directors for inclusion in the Company’s annual meeting proxy statement or to propose a candidate for the Board to consider in selecting its nominees for director must comply with other rules (see following questions).

What if shareholders wish to submit proposals for inclusion in our proxy statement?

If a shareholder wishes to have a particular proposal considered by the Board for inclusion in the Company’s proxy statement for an annual meeting, the shareholder must satisfy the requirements established by the Securities and Exchange Commission.  The particular rule, Rule 14a-8, requires that shareholders submit their proposals in writing to the Company at least 120 days before the anniversary date of the proxy statement mailing date for the prior year’s annual meeting.  Thus, any shareholder wishing to submit a proposal for inclusion in the Company’s proxy statement for next year’s annual shareholders' meeting (in 2005) must deliver a proposal to the Corporate Secretary, at the address listed on the previous page, no later than November 26, 2004.  The notice must satisfy the SEC rules, including a clear description of the proposal, a brief statement supporting the proposal and all required information about the proposing shareholder.

May shareholders submit recommendations to the Board for its nominees for director?

Shareholders may submit recommendations for the Board to consider in selecting its own nominees for director.  For further information on the nomination process, see “Director Nomination Process” on page 8.

PRINCIPAL SHAREHOLDERS OF THE COMPANY

To the knowledge of the Board of Directors, no one person or group of persons acting in concert beneficially owned more than 5 percent of the outstanding shares of our common stock as of March 5, 2004.

Our subsidiary, Glens Falls National Bank and Trust Company, in its capacity as fiduciary of numerous Trust Department accounts, including as trustee of our Employee Stock Ownership Plan (“ESOP”), held 1,433,532 shares of our common stock, or 14.44 percent of the total outstanding shares on March 5, 2004.  Glens Falls National Bank was the beneficial owner of only a relatively small number of these shares, however, as other persons (e.g., the ESOP participants) had the sole power to vote and/or direct the disposition of most of these shares.  As a result, Glens Falls National Bank did not beneficially own more than 5 percent of the outstanding shares of our common stock on that date.

ITEM 1.  ELECTION OF DIRECTORS AND

INFORMATION WITH RESPECT TO DIRECTORS AND OFFICERS

The first item to be acted upon at the meeting is the election of four directors to Class C (the class whose term normally expires at this meeting).

Upon recommendation by the Board’s Compensation/Nomination Committee, the Board has nominated Jan-Eric O. Bergstedt, Gary C. Dake, Mary-Elizabeth T. FitzGerald, and Thomas L. Hoy for election to Class C of the Board of Directors, each to hold office for a term of three years or until his/her successor shall be duly elected and qualified.  Each of the nominees is currently serving as a director and each was previously elected by shareholders, except for Mr. Dake, who was appointed as a director by the Board in April 2003 to fill a newly-created directorship (see Note (e) to the table below).  Directors will be elected by a plurality of the shares voted at the meeting.

Under our Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes, one class to be elected each year for a term of three years. The total number of directors is fixed from time to time by the Board of Directors.  As of the meeting, the number of directors will be eleven.

All proxies which are timely received by the Corporate Secretary in proper form prior to the election of directors at the meeting, and which have not been revoked, will be voted “FOR” the Board’s nominees described above (unless any nominee is unable to serve or for good cause refuses to serve), subject to any specific voting instructions received with any proxy, including the withholding of authority to vote for any or all nominees.

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Each of the nominees has consented to being named in this proxy statement and to serve if elected, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected.  Each of the nominees is presently serving on the Board of Directors.

The table below provides information on each of the Board’s nominees as well as each of the current directors whose terms do not expire at the meeting and each of the executive officers of Arrow who are not also directors:

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

Name and Principal Occupation (a)(b)(c)	Age	Director of Arrow Since	Shares of Arrow Common Stock Beneficially Owned As of December 31, 2003 (d)
			Number	Percent
Nominees for Director Class C (Terms Expiring in 2007)
Jan-Eric O. Bergstedt Vice President, Kadant, Inc., Retired Former President, AES Engineered Systems	68	1999	4,720 (1)	___
Gary C. Dake (e) President, Stewart’s Shops Corp. (regional chain of convenience stores)	43	2003	1,936 (2)	___
Mary-Elizabeth T. FitzGerald Executive Director, Tri-County United Way, Retired	64	2001	4,586	___
Thomas L. Hoy President & CEO, Arrow and Glens Falls National Bank and Trust Company	55	1996	194,959 (3)	1.95
Directors Continuing in Office Class A (Terms Expiring in 2005)
Kenneth C. Hopper, M.D. Chairman & CEO, Northeastern Toxicology Laboratory	65	1983	73,714 (4)	___
Elizabeth O’C. Little New York State Senator – 45th District Former New York State Assemblywoman – 109th District	63	2001	1,882 (5)	__
Michael F. Massiano Chairman of the Board, Arrow and Glens Falls National Bank and Trust Company	69	1983	100,496 (6)	1.01
Richard J. Reisman, D.M.D. Oral & Maxillofacial Surgeon Chairman, Department of Dentistry, Glens Falls Hospital	58	1999	10,478 (7)	___
Directors Continuing in Office Class B (Terms Expiring in 2006)
John J. Carusone, Jr. Attorney, Carusone & Carusone	62	1996	2,213 (8)	___
David G. Kruczlnicki President & CEO, Glens Falls Hospital (regional medical center)	51	1989	29,489 (9)	___
David L. Moynehan President, Riverside Gas & Oil Co., Inc. (oil distributorship)	58	1987	21,774 (10)	___

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NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE (CONTINUED)

Name and Principal Occupation (a)(b)(c)	Age	Director of Arrow Since	Shares of Arrow Common Stock Beneficially Owned As of December 31, 2003 (d)
			Number	Percent
Other Executive Officers
John J. Murphy Executive Vice President, Treasurer & CFO of Arrow and Senior Executive Vice President, CFO and a Director of Glens Falls National Bank and Trust Company	52	N/A	124,513 (11)	1.25
John C. Van Leeuwen Senior Vice President & Chief Credit Officer of Arrow and Executive Vice President & Chief Credit Officer of Glens Falls National Bank and Trust Company	60	N/A	39,149 (12)	___
Gerard R. Bilodeau Senior Vice President & Corporate Secretary of Arrow and Senior Vice President & Cashier of Glens Falls National Bank and Trust Company	57	N/A	69,480 (13)	___
Shares of Arrow Common Stock Beneficially Owned as of December 31, 2003 By All Directors and Executive Officers as a Group			679,389 (14)	6.68

Explanatory Notes:

(a)

All directors of Arrow also serve as directors of its principal subsidiary, Glens Falls National Bank and Trust Company, except for Messrs. Carusone and Dake who also serve as directors of our other subsidiary bank, Saratoga National Bank and Trust Company.  Of the nominees and directors continuing in office, only Mr. Hoy is currently an officer or employee of Arrow or its subsidiaries, although Mr. Massiano, who is Chairman of the Board, formerly served as Chief Executive Officer of Arrow and continues to provide consulting services.  See “Compensation of Directors.”

(b)

The business experience of each director during the past five years was that typical to a person engaged in the principal occupation or business listed for each during that period.  Except as noted, each of the nominees and directors continuing in office has held the same or another executive position with the same enterprise during the past five years.

(c)

No family relationship exists between any two or more of the nominees, directors or executive officers of Arrow or its subsidiaries, except that David L. Moynehan, a director of Arrow, is related to John J. Murphy, the Executive Vice President, Treasurer & Chief Financial Officer of Arrow, by virtue of the fact that Mr. Moynehan’s wife and Mr. Murphy’s wife are sisters.

(a)

Beneficial ownership of shares, determined in accordance with applicable Securities and Exchange Commission rules,

includes shares as to which a person, directly or indirectly, has or shares voting power and/or investment power, and all shares which the person has a right to acquire within 60 days of the reporting date.  Unless otherwise noted below, each person was sole beneficial owner of all shares listed above as owned by each.  Percentage ownership is listed only for those who beneficially owned at least one percent (1%) of the outstanding shares.

(e)

Mr. Dake was appointed as a director of Arrow by action of the Board of Directors in April 2003 to fill a newly-created directorship.  Mr. Dake has been a director of our subsidiary bank, Saratoga National Bank and Trust Company, since May 2001, and in that capacity was well known to our directors and senior management prior to his appointment to the Arrow Board.  In March 2003, the Compensation/Nomination Committee, as part of its regular review of potential new director candidates, determined to suggest to CEO Hoy that he initiate discussions with Mr. Dake about becoming a director of Arrow.  Mr. Hoy did so, and Mr. Dake expressed interest.  After further review and discussion by the Committee and the full Board, Mr. Dake was appointed a director of Arrow in April 2003 by unanimous vote of the Board, upon a unanimous recommendation by the Committee.

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Beneficial Ownership Notes:

(1)

Includes 2,797 shares held directly by Mr. Bergstedt and 1,923 shares held in Mr. Bergstedt’s account under the Director, Officer and Employee Stock Purchase Plan.

(2)

Includes 601 shares held directly by Mr. Dake and 1,335 shares held in Mr. Dake’s account under the Director, Officer and Employee Stock Purchase Plan.

(3)

Includes 57,830 shares held directly by Mr. Hoy, 107 shares held in Mr. Hoy’s account under the Director, Officer and Employee Stock Purchase Plan, 26,067 shares held in Mr. Hoy’s account under Arrow’s ESOP, 2,210 shares held by Mr. Hoy’s wife directly, 308 shares held in Mr. Hoy’s Simplified Employee Pension Plan account, 6,622 shares subject to exercisable options received by Mr. Hoy under Arrow’s compensatory stock option plans held by Mr. Hoy’s trust directly, and 101,815 shares subject to exercisable options received by Mr. Hoy under Arrow’s compensatory stock option plans.

(4)

Includes 35,789 shares held directly by Dr. Hopper, 1,182 shares held in Dr. Hopper’s account under the Director, Officer and Employee Stock Purchase Plan, 15,972 shares held in Dr. Hopper’s wife’s estate account, 20,730 shares held in a trust controlled by Dr. Hopper, and 41 shares held by a company that Dr. Hopper controls.

(5)

Includes 901 shares held directly by Ms. Little and 981 shares held in Ms. Little’s account under the Director, Officer and Employee Stock Purchase Plan.

(6)

Includes 56,898 shares held directly by Mr. Massiano, 7,396 shares held by Mr. Massiano’s wife directly, and 36,202 shares subject to exercisable options received by Mr. Massiano under Arrow’s compensatory stock option plans.

(7)

Includes 6,122 shares held directly by Dr. Reisman, 4,073 shares held in Dr. Reisman’s account under the Director, Officer and Employee Stock Purchase Plan, and 283 shares held directly by Dr. Reisman’s wife.

(8)

Includes 2,104 shares held directly by Mr. Carusone, and 109 shares held in Mr. Carusone’s account under the Director, Officer and Employee Stock Purchase Plan.

(9)

Includes 1,759 shares held directly by Mr. Kruczlnicki, 26,842 shares held in Mr. Kruczlnicki’s account under the Director, Officer and Employee Stock Purchase Plan, and 888 shares held jointly by Mr. Kruczlnicki with his wife.

(10)

Includes 15,723 shares held directly by Mr. Moynehan, 1,194 shares held in Mr. Moynehan’s account under the Director, Officer and Employee Stock Purchase Plan, and 4,857 shares held jointly by Mr. Moynehan with his wife.

(11)

Includes 2,327 shares held directly by Mr. Murphy, 1,980 shares held jointly with his wife in Mr. Murphy’s account under the Director, Officer and Employee Stock Purchase Plan, 24,844 shares held in Mr. Murphy’s account under Arrow’s ESOP, 24,901 shares held jointly with his wife, and 70,461 shares subject to exercisable options received by Mr. Murphy under Arrow’s compensatory stock option plans.

(12)

Includes 4,073 shares held directly by Mr. Van Leeuwen, 10,662 shares held in Mr. Van Leeuwen’s account under Arrow’s ESOP, 10 shares held jointly with his wife, 426 shares held by Mr. Van Leeuwen as custodian for his sons, and 23,978 shares subject to exercisable options received by Mr. Van Leeuwen under Arrow’s compensatory stock option plans.

(13)

Includes 4,589 shares held directly by Mr. Bilodeau, 2,057 shares held jointly with his wife in Mr. Bilodeau’s account under the Director, Officer and Employee Stock Purchase Plan, 19,565 shares held in Mr. Bilodeau’s account under Arrow’s ESOP, and 43,269 shares subject to exercisable options received by Mr. Bilodeau under Arrow’s compensatory stock option plans.

(14)

Includes an aggregate of 282,347 shares subject to exercisable options held by such group, which they received under Arrow’s compensatory stock option plans.

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Board Independence

Our Board of Directors currently comprises 11 directors.  The Board of Directors has determined that each of the following 8 directors is an "independent director" as that term is defined in the rules of the NASD:  Directors Bergstedt, Carusone, Dake, FitzGerald, Hopper, Kruczlnicki, Little, and Reisman. The Board of Directors has determined that Messrs. Hoy and Massiano, Chief Executive Officer and former Chief Executive Officer, respectively, are not independent due to their current and former management positions with the Company.  In addition, the Board of Directors has determined that Mr. Moynehan is not independent due to his familial relationship with the Company’s Chief Financial Officer, John J. Murphy, described in Explanatory Note (c) on page 5.

In making independence determinations for the individual directors, the Board considers transactions and relationships between the Company and its subsidiaries, on the one hand, and the director and his or her immediate family and controlled businesses, on the other.  The purpose of this review is to determine whether any such transactions or relationships cause the director not to qualify as independent under the NASD's rules or are otherwise sufficiently material such that the Board is unable to conclude that the director is independent.  The types of transactions and relationships that might cause a director not to qualify as independent under the NASD's rules or to be deemed independent by the Board are not necessarily the same types of transactions and relationships that are required to be disclosed elsewhere in this proxy statement or in other reports filed by us with the SEC.  As a result of its review, the Board of Directors affirmatively determined at a meeting on January 28, 2004, that, based on the information then available to it, the 8 directors named above were independent.

Meetings of the Board of Directors; Director Attendance at Meetings

In 2003, the Board of Directors of Arrow met four times.  During the year, each of the directors attended at least 75 percent of the total number of meetings of both the Board and all the committees of which the director was a member.  In addition to regular Board meetings, the non-management members of the Board meet in executive session at least twice each year without any members of management being present.

Although Arrow has not adopted a formal policy regarding directors' attendance at the annual meeting of shareholders, all directors are encouraged to attend.  All but one of the directors attended last year’s annual meeting of shareholders.  When the Board’s Compensation/Nomination Committee evaluates incumbent directors in determining whether to recommend them for re-nomination, it takes into consideration their attendance record at meetings of the Board, of the Board committees on which they serve, and at the annual shareholders’ meeting.

Board Committees

The Audit Committee, currently consisting of Directors Bergstedt, Carusone, Hopper, Kruczlnicki and Reisman, met four times during the last fiscal year. Director Bergstedt serves as Chairman.  The Board of Directors has determined that Mr. Kruczlnicki is an "audit committee financial expert" as defined in the rules of the SEC. The Board also has determined that each of the members of the Audit Committee is independent under the standards and rules adopted by the NASD and the SEC. The Audit Committee oversees the Company’s accounting, auditing and financial reporting and is responsible for the oversight and control of the relationship between the Company and its independent auditor.  The Committee causes suitable audits and examinations to be made, reviews the adequacy of internal controls and procedures, and makes recommendations and reports to the full Board of Directors.  A copy of the Audit Committee's Charter is attached to this proxy statement as Appendix A.

The Compensation/Nomination Committee, currently consisting of Directors Bergstedt, Hopper, Kruczlnicki and Little, met three times during the last fiscal year.  Director Hopper serves as Chairman.  The Board of Directors has determined that each of the members of the Committee is independent as that term is defined in the rules of the NASD.  The Compensation/Nomination Committee reviews, not less often than annually, all compensation arrangements and benefit plans covering our executive officers and key employees.  The Committee makes all significant decisions on the compensation of executive officers, including the Chief Executive Officer.  The Committee also makes recommendations to the full Board regarding those individuals the Committee believes are appropriate candidates for nomination as director at shareholder meetings or for appointment to vacant or newly created Board seats.  A shareholder may recommend a candidate for consideration by the Committee as a nominee for director.  For more information on the director nomination process and how a shareholder may participate in that process see "Director Nomination Process" on page 8.  A copy of the Compensation/Nomination Committee Charter is attached to this proxy statement as Appendix B.

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Communications with the Board of Directors

Shareholders may communicate to the Board any concerns they have as Arrow shareholders by submitting typed or handwritten communications to the following address: Board of Directors – Shareholder Communications, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.  The Corporate Secretary's Office will review all communications and will timely advise the Board of any communication that the Corporate Secretary determines to be of a serious nature.  Periodically, the Corporate Secretary will summarize all shareholder communications received, including those deemed less serious, and will make all such communications available for the directors' review.  In order to efficiently process all shareholder communications, the Corporate Secretary, with the Board's approval, may seek the assistance of agents or advisors in reviewing and evaluating particular communications.  In all cases, the complete text of shareholder communications will be made available to the directors in an appropriately timely manner.

In addition, shareholders may contact any individual director or committee of the Board by submitting typed or handwritten communications to the attention of the particular director or committee at the following address: Shareholder Communications, c/o Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801.  Shareholder communications to an individually named director or committee will be forwarded directly to the appropriate director or committee by the Corporate Secretary.

Director Nomination Process

The Nomination/Compensation Committee in accordance with the policies and principles in its charter identifies and recommends to the Board suitable nominees for directorship.  In making its recommendations, the Committee considers any nominee proposals received by it from shareholders under the procedures outlined below. (see “Shareholder Submissions of Candidates”).  In reaching a decision on individual nominees, the Committee evaluates whether the individual's knowledge, experience, skill and expertise may enhance the Board's oversight and direction of the affairs and business of the Company.  In addition, the Committee considers other factors including an individual's personal character, integrity, financial background and prior experience as a director, including in the case of incumbent directors, the individual's past performance as a director of Arrow and its subsidiaries.  Generally, the Committee does not recommend for nomination individuals who are concurrently serving as director of more than two other public companies.

The Board of Directors gives substantial weight to the recommendations of the Compensation/Nomination Committee in selecting nominees for election as directors of the Company.  Under normal circumstances, the Board will not select nominees, including incumbent directors, who have not been recommended by a majority of the disinterested directors on the Compensation/Nomination Committee.  The Board of Directors also gives substantial weight to the recommendations of the Compensation/Nomination Committee before appointing directors on an interim basis to fill newly-created or vacant seats on the Board.

Shareholder Submission of Candidates

The Compensation/Nomination Committee has adopted a policy governing submissions by shareholders to the committee of candidates for it to consider in making recommendations to the full Board on nominees for director.  The policy also governs the committee's consideration of such candidates.  All candidate submissions must be in writing and addressed to the following address: Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801, Attn: Shareholder Submissions of Director Candidates.

Shareholder submissions must contain certain information about the candidate, including a brief biography and business background.  The required information for submissions is described in detail in the policy.  A copy of the policy may be obtained from the Corporate Secretary at the address set forth above.  The committee may utilize agents, including Arrow employees, to assist the committee in screening and analyzing shareholder submissions.  All candidates properly submitted will be considered by the committee or its agents, although in cases where the candidate is deemed not suitable the consideration may be perfunctory and even in cases where serious consideration is deemed warranted, that consideration may be deferred until a later date that the committee believes is appropriate.

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Shareholders also may act directly to nominate candidates for director to be voted upon by shareholders at their annual meetings, without submitting the candidates to the Compensation/Nomination Committee for possible nomination by the Board in the manner described in the preceding paragraphs.  Any such direct nominations by shareholders are subject to the procedures set forth in our By-laws, including minimum advance notice.  See "PROPOSALS BY SHAREHOLDERS" on page 2.

Director and Officer Liability Insurance

Arrow has for many years maintained directors and officers liability insurance coverage.  Our current insurance coverage was purchased from Executive Risk Indemnity Inc. on August 15, 2003 and has an annual premium of approximately $80,000.  The coverage, subject to a number of standard exclusions and certain deductibles, indemnifies the directors and officers of Arrow and its subsidiaries for liabilities and losses incurred in the performance of their duties.  No payments have been made pursuant to this coverage to Arrow or any of its directors or officers nor have any claims for reimbursement been made under the policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Arrow’s executive officers and directors, as well as any 10% shareholders, are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports with the SEC from time to time regarding their ownership of our stock, including changes in their stock ownership.  Copies of these reports are also filed with us.  Based solely on our review of these reports, together with written statements received from certain officers and directors regarding their not being required to file any such reports, we believe that all of our executive officers and directors complied with all Section 16(a) reporting requirements in 2003.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning total compensation and compensatory awards received in the last three years by the Chief Executive Officer and each other executive officer whose salary and bonus exceeded $100,000 in 2003:

SUMMARY COMPENSATION TABLE

Name Principal Position	Year	Annual Compensation
		(a) Salary	(b) Bonus	(c) Other Annual Compensation	(d) Number of Options	(e) All Other Compensation
Thomas L. Hoy President & Chief Executive Officer	2003	$340,000	$110,500	-	10,000	$22,887
	2002	330,000	175,725	-	12,500	12,215
	2001	310,000	161,944	-	13,125	11,872
John J. Murphy Executive Vice President, Treasurer & CFO	2003	200,000	32,500	-	7,000	8,622
	2002	180,000	47,326	-	8,750	12,178
	2001	167,500	53,873	-	9,188	11,618
John C. Van Leeuwen Senior Vice President & Chief Credit Officer	2003	130,000	16,562	-	3,500	7,411
	2002	122,000	19,490	-	4,375	9,116
	2001	112,500	18,845	-	4,594	8,959
Gerard R. Bilodeau Senior Vice President & Corporate Secretary	2003	115,000	8,073	-	3,500	5,833
	2002	108,000	12,850	-	4,375	7,987
	2001	103,000	15,295	-	4,594	7,715

Notes to Summary Compensation Table (note references are to columns):

(a)

Salary: Includes base salary, including amounts that are deferred at the election of the officer under a 401(k) plan or otherwise.

(b)

Bonus: Represents cash bonus for the year under Arrow’s Short-Term Incentive Award Plan whether the amount is paid currently to the executives or deferred.  Under the Plan, annual bonuses are paid to executives and other key employees if certain pre-established financial goals for the year are met.  The Compensation/Nomination Committee (the Personnel Committee previously was charged with this responsibility) sets the performance goals each year, and, if those goals are met, determines individual grants at year-end.

(c)

Other Annual Compensation: Represents the value of certain additional benefits paid to the executives during the year (so-called “perquisites”), except that if the aggregate value of these perquisites does not exceed 10% of the executive’s total salary plus bonus for the year, no amount is listed.  No executive received perquisites having a value exceeding 10% of the executive’s salary plus bonus in any of the last 3 years.

(d)

Options: Represents the number of shares subject to options granted to the executive during the year, adjusted for subsequent stock dividends.  For more information on options, see the tables and notes under “Stock Options” on the next page.  Arrow granted no other form of long-term incentive compensation to the named executive officers in any of the past 3 years.  Although Arrow’s compensatory stock plans authorize awards of restricted stock, no shares of restricted stock have been awarded thereunder.

(e)

All Other Compensation: Includes (i) the value of Arrow’s contributions to the ESOP for the executives, and (ii) specified premiums paid by Arrow on certain insurance arrangements benefiting the executives.  In 2003, these amounts for the named executive officers were as follows: Mr. Hoy, $7,631 for ESOP, $2,451 for term life insurance and $12,805 for a term/whole life insurance policy; Mr. Murphy, $7,631 for ESOP and $991 for term life insurance; Mr. Van Leeuwen, $5,704 for ESOP and $1,707 for term life insurance; and Mr. Bilodeau, $4,878 for ESOP and $955 for term life insurance.

.

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STOCK OPTIONS

For many years, Arrow has maintained compensatory stock plans under which executives and other key employees are eligible to receive stock-based incentive awards, including stock options.  The stock options may be either tax qualified (incentive) stock options or non-qualified stock options.  Information relative to stock options granted to or held by the four executives named in the Summary Compensation Table during the preceding fiscal year (calendar year 2003) is set forth in the following tables:

OPTION GRANTS TABLE

Option Grants in Last Fiscal Year

Individual Grants

Name	(1) No. of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	(2) Per Share Exercise or Base Price	(3) Expiration Date	(4) Grant Date Present Value (dollars)
Thomas L. Hoy	10,000	15.97%	$27.84	12/17/2013	$64,900
John J. Murphy	7,000	11.18	27.84	12/17/2013	45,430
John C. Van Leeuwen	3,500	5.59	27.84	12/17/2013	22,715
Gerard R. Bilodeau	3,500	5.59	27.84	12/17/2013	22,715

Notes to Stock Option Table (note references are to columns):

(1)

All options listed were granted on December 17, 2003, under Arrow's 1998 Long-Term Incentive Plan. The options vest and become exercisable in 25% increments on each of the first four anniversaries of the date of grant.  Non-qualified stock options granted to Mr. Hoy and Mr. Murphy contain a transferability feature under which each is permitted to transfer his stock options exclusively by gift and exclusively to members of his immediate family after vesting and prior to exercise.

(2)

Represents 100% of the market value of Arrow's common stock on the date of grant, based on the average of the closing bid and asked prices per share of Arrow’s common stock reported on the NASDAQ for such date.

(3)

Options are subject to termination prior to the designated expiration date in the event the optionee's employment with Arrow terminates before that date, subject to a limited time period for exercise following termination of employment.

(4)

The estimated grant date present value of the options has been determined by using the Black-Scholes option pricing model, a commonly used method of valuing options on the date of grant.  The assumptions utilized in applying the Black-Scholes model were as follows: (a) the useful life of the options was estimated to be seven years from the date of the grant; (b) the risk-free discount rate applied for purposes of the valuation, consistent with the seven-year estimated life of the options, was the seven-year Treasury Rate or 3.76% as of the date of grant; (c) the volatility factor utilized was the seven-year volatility of Arrow's common stock, or 27.2% (volatility is calculated based on fluctuations of daily closing stock prices); (d) the forfeiture rate prior to exercise was assumed to be zero; (e) for purposes of the analysis only, the dividend yield on the common stock was assumed to be 3.28%.

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OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

Aggregate Option/SAR Exercises in Fiscal Year 2003 and FY-End Option Values

Name	(a) Shares Acquired	(b) Value Realized	(c) Number of Unexercised Options at FY-End (Exercisable/Unexercisable)		(d) Value of Unexercised In- the-Money Options at FY-End (Exercisable/Unexercisable)
Thomas L. Hoy	2,500	$50,571	E	108,437	E	$1,461,092
			U	31,450	U	124,874
John J. Murphy	4,500	94,351	E	70,461	E	1,057,487
			U	20,568	U	66,755
John C. Van Leeuwen	5,459	70,782	E	23,978	E	277,223
			U	10,112	U	30,918
Gerard R. Bilodeau	-0-	-0-	E	43,269	E	646,495
			U	10,112	U	30,918

 KEY:   E = Exercisable;  U = Unexercisable

Notes to Option/SAR Exercises and Year-End Value Table (note references are to columns):

a)

The listed number of shares represents the total number of shares as to which the named executive officer exercised options or SARs during the year.

b)

Represents the difference between the market price of the shares of common stock as to which the option was exercised on the exercise date and the purchase price of such shares under the option.  The market price was the average of the closing bid and asked prices for Arrow's common stock as reported on NASDAQ on the business day immediately before the exercise date.

c)

Includes options, if any, that may have been "out-of-the-money" at year-end, that is, options having an exercise price per share that exceeded the market price of Arrow’s common stock on such date. Listed numbers include any options that have been transferred by gift by the named executive officer to immediate family members or family trusts and remain unexercised.

d)

The dollar value of unexercised in-the-money options at December 31, 2003, was calculated by determining the difference between the market price of the shares of common stock underlying the options at year-end and the aggregate purchase price of those shares under the options.  The market price was the average of the closing bid and asked prices for Arrow's common stock as reported on NASDAQ as of December 31, 2003.  Listed values include any options that have been transferred by gift by the named executive officer to immediate family members or family trusts and remain unexercised.

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Notwithstanding anything to the contrary set forth in any of Arrow's previous filings under the Securities

Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including language that might be interpreted to incorporate by reference future filings, including this proxy statement, in whole or in part, in such previous filings, the following Performance Graph, Report of Compensation/Nomination Committee on Executive Compensation and the Report of the Audit Committee shall not be incorporated by reference into any such filings.

STOCK PERFORMANCE GRAPH

The following graph provides a comparison, from December 31, 1998 to December 31, 2003, of the total cumulative return (assuming reinvestment of dividends) for the common stock of Arrow as compared to the Russell 2000 Index and the NASDAQ Bank Index.  The historical information set forth below may not be indicative of future results.

[ “Total Return Performance” Graph ]

TOTAL RETURN PERFORMANCE
Index	Period Ending
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Arrow Financial Corporation	100.00	96.71	101.26	165.93	189.67	220.96
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
NASDAQ Bank Index*	100.00	96.15	109.84	118.92	121.74	156.62

*Source:  CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004.

Used with permission.  All rights reserved.  crsp.com. SNL Securities LC 2004

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REPORT OF COMPENSATION/NOMINATION COMMITTEE ON EXECUTIVE COMPENSATION

Introduction

The Compensation/Nomination Committee of the Board of Directors (the "Committee") oversees and makes all significant decisions on executive compensation.  The Committee is composed entirely of independent directors, as determined by the Board, consistent with the NASD's rules.

The Committee's particular duties and responsibilities are set forth in its charter, which is included as Appendix B of the proxy statement.  In the area of executive compensation, the Committee's general responsibility is to review and approve all aspects of the compensation of executive officers of the Company and to make recommendations on the Company's corporate goals and objectives relating to executive compensation.  Elements of executive compensation within the Committee's area of responsibility include salary, bonus, long-term incentive compensation (equity-based awards), retirement and severance arrangements, deferred compensation arrangements, and other benefits.  The Committee has exclusive authority and discretion on all salary and bonus paid or payable to the Chief Executive Officer (the "CEO") and other executive officers.  The Committee also has exclusive authority to make all awards to executives under the company's long-term incentive plans (stock-based awards, such as stock options).

As part of its decision-making process, the Committee reviews survey data regarding executive compensation paid by peer group banks plus such additional information from time to time that it believes to be appropriate, including advice from any experts and consultants that it chooses to retain at its sole discretion.  The Committee also reviews and considers the CEO’s recommendations on other executive officer compensation.

The Committee is submitting this report summarizing its current compensation philosophy and policies, and its compensation decisions at year-end 2003 for the executive officers generally and President and CEO Thomas L. Hoy individually.  For a listing of the current executive officers, please see the Summary Compensation Table on page 10 of the proxy statement.

Compensation Philosophy

The Committee supports a three-part approach to executive compensation consisting of base salary, annual incentives (bonus) and long-term incentives (stock-based awards).  The base salary of executives is reviewed and approved annually after consideration of all relevant factors, including peer group practices and company and individual performance in prior periods.  The annual incentive or bonus component is payable at year-end through Arrow's Short-Term Incentive Award Plan, with awards tied to the performance of the relevant business unit and the individual's performance in the preceding year.  The long-term incentive component of compensation is addressed through the Company's compensatory stock program, which provides for grants of stock-based awards, such as stock options, that gain value as the market price of Arrow's common stock increases.  Each of these components is discussed in more detail in the following section of this Report, "Compensation Administration”.

Taken as a group, these components are complementary.  Salary and annual incentive (bonus) compensation tend to be most affected by the period-to-period financial performance of the Company.  This provides executives with appropriate incentive to remain focused on near-term developments and immediate opportunities to improve financial results.  By contrast, long-term incentive compensation (e.g., stock options) encourages management to pursue strategies aimed at long-run success based on solid business fundamentals, and also serves to align management's interests with the most critical component of shareholder value, company stock price.  By balancing compensation among these components, the Committee believes it encourages management to maintain its own balance among competing short and long-term objectives, to the ultimate benefit of shareholders.

#

The executive compensation program is intended to attract and retain key executives and to motivate them to help Arrow achieve increased profitability, stability and value. Year-to-year determinations regarding compensation are based on corporate and individual performance, as well as compensation of comparable executives at peer group banks.  For individual executives, types and amounts of compensation vary based upon varying levels of responsibility and individual performance.  Attention is also given at the level of each executive to the compensation being paid to comparable executives by other banking organizations in Arrow's peer group.  In determining CEO compensation, the important corporate performance factors are earnings per share, return on equity, return on assets and asset quality, as well as product and market expansion, and the important individual performance factors include leadership, commitment to the community and professional standing.  CEO compensation at peer group banks is also a factor.

Compensation Administration

Base Salary

Base salaries for executive officers, including the CEO, are reviewed on an annual basis. Under its charter, the Committee has sole authority to approve the CEO's salary and the salaries of the other executives.  The Company's two top executives have 3-year employment agreements under which their base salaries may not be reduced during the term of the agreements.  Any base salary increases for individual executives will reflect the executive's contributions to Arrow's overall performance.  In determining executive salaries and salary increases, the Committee also considers peer group practices, including reported median increases for peer group executives.

Annual Incentive Compensation

Annual incentive compensation for executives is addressed through Arrow's Short-Term Incentive Award Plan.  Under the plan, executives and other key employees may receive cash bonuses at year-end if the Company has met pre-established financial performance levels for the year.  The Committee works with senior management at the beginning of each year to establish the threshold performance levels for that year under the plan and possible additional target levels above the threshold levels.  The Committee gives final approval to the selected performance levels.  Typically, threshold and target performance levels are based on internal projections of net income, exclusive of nonrecurring items.  If the pre-established threshold level is met, the executives and other officers and key employees are eligible for bonuses.  The size of bonuses awarded to individual executives may vary depending on the extent to which financial performance exceeds the threshold or higher target levels and on objective and subjective measures of individual performance.  Pre-established performance levels may be reviewed and revised during the year, with the Committee's approval, if special circumstances arise such as major corporate transactions, unforeseen significant changes in the local or national economy, or industry-wide developments.  At year-end, if the pre-established performance levels have been met, the Committee in its sole discretion determines on a case-by-case basis whether an executive will receive a plan bonus for the year and, if so, the amount of the bonus.  No executive has a contractual right to a bonus under the plan.

Long-Term Incentive Compensation

Long-term incentive compensation for executives and other employees is addressed through Arrow's compensatory stock program.  This program provides for the grant of stock-based compensatory awards, such as stock options, the value of which is directly dependent on the market performance of Arrow's common stock over an extended period of time.  All compensatory stock awards granted at year-end 2003 to executives and other key employees were issued under Arrow's 1998 Long-Term Incentive Plan (the stock plan), which was approved by the Company's shareholders.  As of the date of this report, the total number of shares currently available for future grants under the stock plans is 269,200 shares, as adjusted.

#

Under the stock plan, awards may take the form of stock options or shares of restricted stock.  (To date, all awards under the plans have taken the form of stock options.)  The Committee has the sole discretion to select which executives or other key employees are to receive awards, as well as the particular types and amounts of awards.  In making award determinations, the Committee weighs company and individual performance in prior periods and the likely value to the Company and shareholders of incentivizing the particular individual's future performance through the grant of plan awards. Stock options granted under the plan must have an exercise price not less than the market price of Arrow's common stock on the date of grant and may be exercised only after a designated vesting date and then only for so long as the optionee remains employed by Arrow (or for a short period of time following termination of employment).

Benefits and Other Compensation Matters

At the same time that the Committee makes determinations on salary, bonus and long-term incentive stock plan awards for executives, it also reviews other forms of executive compensation. These include retirement and supplemental retirement benefits, severance and change-in-control agreements, and other compensatory benefits extended to executives that are intended to promote company business, such as company automobiles.  Overall, the Committee believes that executive management should receive a package of such additional compensation elements sufficient to permit them to perform their functions in the expected manner and comparable to compensation packages provided to executives by top performing peer group banks.  All such additional forms of benefits and compensation extended to executives, other than broad-based plans involving formula-based benefits (e.g., retirement plans), are determined by the Committee in its sole discretion.

Limits on Tax Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code (the "Code"), disallows a tax deduction to public companies for compensation exceeding $1 million paid to certain top executives in any one year, other than exempt compensation.  Any gain to executives on their exercise of stock options will qualify as exempt compensation under Section 162(m).  Nevertheless, the Committee does not believe that the statutory ceiling on deductible compensation will be relevant to Arrow or its executives in the foreseeable future.

Committee Decisions at Year-End 2003

The Committee reached its conclusions on executive compensation at year-end 2003 after reviewing the financial performance of the Company during the year, the executives' individual performance, and the level of compensation paid to senior executives by peer group banks.  As in preceding years, the Company's results for 2003 were excellent, with return on equity and return on assets ratios substantially exceeding peer group averages.  In addition, asset quality continued to be very strong.  The combination of superior earnings, growth, and asset quality represents a substantial achievement by management, in the Committee's view.

In addition, 2003 was a good year for the Company's common stock price, with the five-year increase significantly exceeding that experienced by the NASDAQ Bank and Russell 2000 indices.  The Committee believes that continued excellent financial performance over time will continue to correlate with higher market values, and consequent benefit to shareholders.

In light of the strong financial results achieved under management's leadership in 2003, and the fact that the Company is well positioned for the future, the Committee granted salary increases, cash bonuses and stock-based awards to the executives at year-end 2003.  The year-end decisions on the individual components of compensation are discussed more fully below.

Salary

In its evaluation of executive salaries, the Committee noted that the senior officers, including CEO Thomas L. Hoy, continue to be at or below the average salaries paid to comparable officers by peer group banks, particularly if the comparison is to peer banks that have achieved similarly superior financial results.  Thus, the Committee approved a salary increase of 2.9% for Mr. Hoy and salary increases for the other executive officers ranging from 2.6% to 3.1%.  These are increases above the 2003 salary levels for the executives, listed in the Summary Compensation Table on page 10 of the proxy statement.

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Bonuses

Net income in 2003 exceeded the threshold levels established earlier in the year by the Committee under the Short-Term Incentive Award Plan.  As a result, the Committee approved year-end bonuses for the executive officers as well as other key employees covered under the plan.  The individual bonuses received by the executive officers are listed in the Summary Compensation Table on page 10 of the proxy statement.

Stock Plan Grants

The Committee determined at year-end 2003 to grant stock options to the executive officers in amounts similar to the grants awarded them in the prior year.  All of these options were granted on December 17, 2003 at an exercise price of $27.84.  The number of options awarded to each executive is set forth in column (d) of the Summary Compensation Table on page 10, and the estimated value of those options based on the Black-Scholes option valuation method is set forth in column (4) of the Option Grants Table on page 11 of the proxy statement.

COMPENSATION/NOMINATION COMMITTEE

Kenneth C. Hopper, M.D., Chairman

Jan-Eric O. Bergstedt

David G. Kruczlnicki

Elizabeth O’C. Little

Compensation Committee Interlocks and Insider Participation

In 2003 the Compensation/Nomination Committee members were Directors Bergstedt, Hopper, Kruczlnicki, and Little.  No member of the Compensation/Nomination Committee is a current or former officer or employee of Arrow or any of its subsidiaries or had any substantial business dealings with Arrow during 2003.  In addition, no “compensation committee interlocks” existed during fiscal year 2003.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the "Committee") assists the Board in fulfilling its responsibilities for oversight of the Company's accounting, auditing and financial reporting practices, the independent auditor's qualifications and independence, and the performance of the independent auditors and the internal audit function.  The particular duties and obligations of the Committee, which recently were expanded as a result of the Sarbanes-Oxley Act of 2002, are set forth in the Committee's charter.  The charter has been included as Appendix A of this proxy statement.  In carrying out its duties, the Committee is authorized to retain any independent experts, consultants or advisors it may require.

The Committee has reviewed and discussed Arrow's audited consolidated financial statements for year-end 2003 with management and with KPMG LLP, the independent auditors.  Management has the responsibility for the preparation of Arrow's consolidated financial statements and the independent auditors have the responsibility for the audit of these consolidated statements.  The independent auditors report directly to the Committee, which meets with them on a regular basis, in separate executive sessions when appropriate.

The Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees”.

The Committee has approved the engagement of KPMG as independent auditors for 2003 and the scope of their engagement.  In this context, the Committee also has received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees”, relating to auditor independence, and has discussed with KPMG the firm's independence.

Based upon the Committee's review and discussions noted above, the Committee has recommended to the Board of Directors that the audited consolidated financial statements of Arrow Financial Corporation and its subsidiaries be included in the Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Jan-Eric O. Bergstedt, Chairman

John J. Carusone, Jr.

Kenneth C. Hopper, M.D.

David G. Kruczlnicki

Richard J. Reisman, D.M.D.

______________________________

Independent Auditors’ Fees

The following table sets forth the aggregate fees billed to Arrow and its subsidiaries for the fiscal year ended December 31, 2002 and 2003 by Arrow’s independent auditors, KPMG LLP:

	2003	2002
Audit Fees	$169,000	$130,500
Audit-Related Fees	10,200 (a)	3,000 (b)
Tax Fees	49,625 (c)	48,910 (d)
All Other Fees	40,832 (e)	118,178 (f)

a)

Includes $7,000 for a consent filed with Form S-8 relating to the Directors’ Stock Plan (payment in stock for certain directors’ fees) and $3,200 for a collateral verification as required by the Federal Home Loan Bank of New York.

b)

Represents fees for a collateral verification as required by the Federal Home Loan Bank of New York.

c)

Includes $37,070 for tax preparation and reviews and $12,555 for tax planning and consultation services.

d)

Includes $40,385 for tax preparation and reviews and $8,525 for tax planning and consultation services.

e)

Represents fees for an information technology review.

f)

Represents fees for an information technology review, information security assessment and assistance with security framework development.

g)

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h)

EMPLOYMENT CONTRACTS

Thomas L. Hoy, President and Chief Executive Officer of Arrow, and John J. Murphy, Executive Vice President, Treasurer, and Chief Financial Officer of Arrow, are serving under three year employment agreements, entered into as of January 1, 2004.  The agreements replaced similar agreements entered into with these executives one year earlier.  Under the agreements, the executives are guaranteed their current annual base salary and certain other benefits for the duration of the agreements.  In the event that an executive is terminated without cause (as defined in the agreement) the executive will receive a lump sum payment equal to the greater of the amount of (a) base salary payable during the remaining term of the agreement or (b) one year’s base salary.  The agreements also specify that on or before each December 31st during the term of the agreements, the Compensation/Nomination Committee will consider and vote upon a proposal to replace the agreements with new three year employment agreements having similar conditions and benefits.  Also under the agreements, in the event of a change-in-control of Arrow (as defined in the agreement) or if the executives are assigned less significant duties, they may elect early retirement and receive an amount payable in installments (or in a lump sum, in the event of financial hardship) equal to approximately three times their base salaries (as defined in the agreements).  If any payment under the agreement results in the executive becoming subject to a so-called "golden parachute" tax under applicable tax law, he will receive additional payments so that his net after-tax benefit is equal to the benefit he would have received if no such tax applied to him.  The agreements also contain non-competition provisions that may be triggered upon termination of employment.

Arrow has entered into change-in-control agreements with two other executive officers, John C. Van Leeuwen, Senior Vice President and Chief Credit Officer, and Gerard R. Bilodeau, Senior Vice President and Corporate Secretary.  These agreements do not provide for continuing employment, salary or benefits on the part of the officer, but merely specify that in the event of a change-in-control of Arrow, they will receive certain payments and benefits. Specifically, under Mr. Van Leeuwen's and Mr. Bilodeau's agreements, if there is a change-in-control of Arrow, they would be entitled to receive lump sum cash payments equal to two years' base salary, plus certain continuing insurance coverage.

COMPENSATION OF DIRECTORS

The Board’s Compensation/Nomination Committee makes recommendations to the full Board regarding the fees directors and committee members receive for their services. The full Board is ultimately responsible for establishing their compensation.  Directors who are also executive officers of Arrow do not receive any form of compensation or directors’ fees for serving on the Board or any committee thereof.

Each non-officer director of Arrow currently receives a fee of $500 per quarterly Board meeting attended, $450 per meeting of each committee attended, and an annual retainer fee of $8,500, $3,500 of which is paid in shares of Arrow's common stock.   Chairpersons of Board committees receive an additional annual cash retainer of $2,500.  Non-officer directors of the subsidiary banks receive a fee of $400 per bank Board meeting attended and also receive a fee of $350 for each bank committee meeting attended and an annual retainer of $5,000, $2,000 of which is paid in shares of Arrow's common stock.

Arrow maintains an unfunded Directors Deferred Compensation Plan, in which non-officer directors of Arrow and its subsidiaries may participate.  Under this plan, each such director is able to make an irrevocable election to defer, during his or her term of office, all or a portion of his or her directors' fees.  The account of a participating director is credited with the dollar amount of the director's deferred fees and with quarterly interest payments on the balance at a rate equal to the best rate being paid from time to time by Glens Falls National Bank and Trust Company on its Individual Retirement Account Certificates of Deposit.  Directors who participate in the Directors Deferred Compensation Plan receive payments from their accounts in cash, either in a lump sum or in annual installments, commencing at a preselected deferral date.  In 2003, two directors of Arrow participated in the plan.

Mr. Massiano, Chairman of the Board of Arrow, currently serves under a consulting agreement pursuant to which Mr. Massiano provides certain consulting and advisory services to Arrow upon request from management.  Under the agreement, Mr. Massiano receives no additional monetary compensation but is reimbursed for expenses incurred and continues to be deemed an employee solely for purposes of the stock awards previously granted to Mr. Massiano under Arrow's compensatory stock plans, such that options granted to him thereunder continue to be exercisable by him.

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PENSION PLAN

Arrow maintains a tax-qualified Retirement Plan (the "Retirement Plan") for eligible employees.  The Retirement Plan covers employees of Arrow and all subsidiaries who have attained the age of 21 and have completed one year of service.

In 2002, the Company converted the Retirement Plan's benefit formula from a "final pay" formula typical of defined benefit plans to an "account balance" formula.  The new formula automatically applies to all employees who first become eligible to participate in the plan on or after January 1, 2003.  Those who were already participating on December 31, 2002, were allowed to make a one-time irrevocable election either to have their plan benefits calculated under the new account balance formula beginning January 1, 2003, or to continue to use the old final pay formula until their retirement.

Participants who chose to convert to the account balance formula now receive an annual credit to their account, known as a service credit, equal to a percentage, which ranges from six to twelve percent of the participant's annual eligible compensation, depending on the participant's age, for each future year of the participant's covered service. For all employees who first become eligible to participate in the plan on or after January 1, 2003, the service credit will be and remain six percent regardless of their age. The amount of the annual service credit is subject to limitations under the Internal Revenue Code ("IRC"), as amended.  Each participant also receives each year an interest credit equal to their account balance at the beginning of the plan year multiplied by a fixed rate of interest for the year, which is based on the 30-year U.S. Treasury Rate in effect for November of the prior year.  Under the account balance formula, retirement benefits are based on the accrued total amount in the participant's account at retirement.

For those participants who elected to continue their participation under the final pay formula, retirement benefits will be calculated as before.  Under the final pay formula, retirement benefits are based on the participant's average annual earnings for the highest consecutive five-year period within the last ten years of service and the participant's number of years of benefit service.  Payments under the final pay formula normally are calculated as straight-life annuity amounts although participants may make certain alternative elections upon retirement.  Benefits payable under both the final pay formula and the account balance formula also are subject to certain limits under the IRC.

Eligible compensation under the plan, under either benefit formula, includes salary, overtime, sick pay, bonuses, and certain other cash and non-cash benefits.  Eligible compensation under the plan during 2003 for the named executive officers in the Summary Compensation Table on page 10 includes all of the compensation listed in columns (a) and (b) of the Summary Compensation Table, plus certain insurance premiums paid on behalf of the executive officers (included in column (e) of the Table) plus certain amounts not included in the Table (i.e., the dollar value of the discounted share price for Arrow shares purchased by the executive officers under the Director, Officer and Employee Stock Purchase Plan, the dollar value of limited perquisites provided by Arrow to the named executive officers, and any compensation realized by them upon exercise of non-qualified stock options).

Company executives Hoy, Murphy and Bilodeau elected to convert their participation under the Retirement Plan to the new account balance formula.  Their account balances at January 1, 2004 under the new formula were $1,188,870, $1,032,031, and $445,447, respectively (after applying the benefit limitations under IRC Section 415(b)).  For plan year 2004, these executives will receive a service credit to their accounts equal to 12%, 10% and 12%, respectively, of their eligible compensation for the year, based on their ages.

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Arrow also maintains an unfunded Select Executive Retirement Plan ("SERP"), which contains both a qualified retirement plan supplement feature and a non-qualified retirement bonus feature.  The qualified plan supplement feature provides, to those senior officers who are selected for this feature, either a right to receive on an annual basis a supplemental credit to their unfunded qualified plan account, if they are participating in the Retirement Plan under the account balance formula, assuming they would be due a supplemental credit in the absence of IRC limitations, or, if they are participating in the Retirement Plan under the final pay formula, a right to receive upon retirement the amounts that would have been received by them under the Retirement Plan (and the Company's Employee Stock Ownership Plan) but were not received under such plan(s) because of IRC limitations.  The second SERP feature, the non-qualified retirement bonus feature, provides for those senior officers who are selected for this feature additional payments upon their retirement, typically structured as post-retirement installment payments, the amounts of which are determined on a case-by-case basis by the Compensation/ Nomination Committee of the Board of Directors.  Executives Hoy and Murphy have been selected to participate in both features of the SERP.  They will receive, under the qualified plan supplement feature, an additional retirement benefit that would have been payable in the absence of IRC limitations.  They also will receive, under the non-qualified retirement bonus feature, additional payments on their retirement equal to the additional amounts they would have received under the Retirement Plan had they been employed for three additional years beyond their actual retirement date.

Based upon their current eligible compensation and assuming continued employment until retirement at age 65, executives Hoy and Murphy would receive upon retirement combined annual benefit payments under the Retirement Plan and the SERP of approximately $384,651 and $284,125 respectively.  Based upon his current eligible compensation and assuming retirement at age 65, Mr. Bilodeau would receive upon retirement an annual benefit payment under the Retirement Plan of approximately $70,798.

The table below represents estimated annual retirement benefits payable under the final pay formula of the Company's Retirement Plan to participants, such as Mr. Van Leeuwen, who have chosen to continue to use this formula.

Estimated Annual Pension Under the Final Pay Formula

 Based on Years of Service Indicated

For Those Retiring at Age 65 in 2004

Average Annual Earnings For Last 5 Years of Service	Total Years of Service
	15	20	25
$50,000	$9,654	$12,872	$16,090
100,000	22,779	30,372	37,965
150,000	35,904	47,872	59,840
200,000	49,029	65,372	81,715

Company executive Van Leeuwen elected to continue under the final pay formula of the plan and as of December 31, 2003, has 18 years, 11 months of benefit service under the plan.

Amounts payable to executives under the Retirement Plan and the SERP are not subject to offset for Social Security benefits.

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TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATED PERSONS

During calendar year 2003 several of our directors and executive officers, as well as members of their immediate families and various corporations, organizations, trusts and estates with which these individuals are associated, had outstanding loans from our subsidiary banks in amounts of $60,000 or more.  All such loans when made were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable loan transactions by the lending bank with unaffiliated persons.  As of December 31, 2003, no such loan was classified as a non-accrual, past due, restructured or potential problem loan.

Director John J. Carusone, Jr. is an attorney in the firm of Carusone and Carusone, Saratoga Springs, New York.  During 2003, Mr. Carusone's firm rendered legal services to our subsidiary, Saratoga National Bank and Trust Company, on a variety of matters, for which the firm received fees totaling $5,000.

INDEPENDENT AUDITORS

KPMG LLP, Certified Public Accountants, were the independent auditors for Arrow for the year ended December 31, 2003.  The Audit Committee of the Board of Directors has selected KPMG as independent auditors for 2004.  Representatives of KPMG LLP are expected to be present at the meeting.  They will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from shareholders.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this proxy statement is being delivered to multiple shareholders sharing an address, unless the Company has received instructions from one or more of the shareholders to continue to deliver multiple copies.  Upon oral or written request, we will promptly deliver a separate copy of the proxy statement to any shareholder.  If you wish to receive a separate copy of the proxy statement, you may call us at (518) 745-1000, Ext. 243 or send a written request to Mr. Gerard R. Bilodeau, Corporate Secretary, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801 or send an electronic request to gbilodeau@arrowbank.com.  If you are one of multiple shareholders sharing an address who collectively received only one copy of the proxy statement and wish to receive a separate copy for each shareholder in the future, you may contact us in the manners listed above.  Alternatively, if you are one of multiple shareholders sharing an address who now receive multiple copies of the proxy statement, and wish to receive only a single copy, you also may contact us with this request, in any of the manners listed above.

OTHER MATTERS

The Board of Directors of Arrow is not aware of any other matters that may come before the meeting.  However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the meeting.

By Order of the Board of Directors

GERARD R. BILODEAU

Corporate Secretary

March 26, 2004

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APPENDIX A

ARROW FINANCIAL CORPORATION

CHARTER OF THE AUDIT COMMITTEE

I.

AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.  The Audit Committee's primary duties and responsibilities are to:

Monitor the independence and performance of the Company's independent auditors and internal audit department.

Monitor the quality and integrity of the Company's financial reporting process and systems of internal controls regarding financial, accounting, and legal compliance.

Provide a means of communication among the independent auditors, management, the internal audit department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization.  The Audit Committee has the ability to retain, at the Company's expense, independent legal, financial, accounting, or other consultants, experts or advisors, as it deems necessary in the performance of its duties, with sole authority to determine the terms and conditions of any such retention, including fees.  The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services and to any advisors employed by the Audit Committee, and for payment of ordinary administrative expenses of the Audit Committee that are necessary and appropriate in carrying out its duties.

II.

AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Audit Committee shall comprise at least three and no more than five directors who are generally knowledgeable in financial matters.  Audit Committee members shall, in the opinion of the Board, meet the financial competence or sophistication requirements and the independence requirements of (i) the Nasdaq Stock Market, (ii) the Securities Exchange Act of 1934, (iii) the rules and regulations of the Securities and Exchange Commission (SEC), and (iv) all other applicable laws and regulations.  The Audit Committee shall determine from time to time whether any one or more of its members qualifies as a "financial expert," as defined by the SEC, and shall ensure that the Company makes all disclosures required by law and regulation regarding the Committee's membership, including the independence and financial qualifications of members and identification of financial experts, if any.

If an Audit Committee Chairperson is not designated or present, the members of the Audit Committee may designate a Chairperson by majority vote of the Audit Committee membership.

The Audit Committee shall meet at least quarterly or more frequently as circumstances dictate.  The Committee shall also meet at least annually with the independent auditors, without management being present, to discuss any matters that the Committee or the auditors believe should be discussed.

III.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

The Audit Committee shall possess the following responsibilities and duties:

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A.

Regarding the Independent Auditors

1.

Sole authority to select and appoint the independent auditors each year.  Determine all terms and conditions of the engagement of the selected independent auditors, including the scope of engagement and the fees to be paid for audit services.  Review the independent auditor's engagement plan to determine scope of services and reliance upon management and the internal audit.

2.

Monitor the performance by the independent auditors.  Maintain direct communication with the independent auditors.  Sole authority to terminate the independent auditors in appropriate circumstances.

3.

Pre-approve all permitted non-auditing services to be performed from time to time by the independent auditors, including terms and conditions thereof and fees to be paid for such services (such duty may be delegated to one or more members, but any decisions made by such delegate must be reported to the Audit Committee at its next meeting).

4.

Oversee the independence of the independent auditors by (i) annually receiving from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company and its executive officers consistent with all applicable rules and regulations, and (ii) periodically reviewing with the independent auditors any disclosed relationships or services between the independent auditors and the Company or its executive officers that may impair the independent auditor's objectivity and independence.

5.

Obtain and review, at least annually, a report from the independent auditors describing the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality control review or peer review of the independent auditor.

B.

Internal Review Procedures

1.

Review the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K, together with included financial statements and information, prior to the filing of such reports with the SEC.  Each review should include discussion with management and independent auditors, jointly and/or separately, as appropriate, of significant issues regarding principles, practices and judgments, and any matters required to be communicated to the Audit Committee in accordance with SAS 61.

2.

Discuss with the independent auditors and management the independent auditor's oral or written reports to the Committee regarding (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (iii) any material written communications between the independent auditors and management.

3.

Review and discuss with the independent auditors and management the effect of material regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

4.

In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company's reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.  Review significant findings prepared by the independent auditors together with management responses, and follow-up on these findings.

5.

Quarterly review of the Internal Audit Plan, including completion of the internal audits and any other significant issues, including Audit Manual changes.

6.

Review the performance of the internal auditor for the preceding year.

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7.

Review and reassess the adequacy of this Charter at least annually.  Submit any recommended changes in the Charter from time to time to the Board of Directors for approval.  Ensure that the Charter, as amended and updated from time to time, is published at least every three years in accordance with SEC regulations.

C.

Other Audit Committee Responsibilities

1.

Establish and maintain procedures for the receipt, retention and treatment of complaints or comments from employees or others regarding (i) accounting, (ii) internal accounting controls and (iii) auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

2.

Annually prepare a report of the Audit Committee to shareholders, in conformity with SEC rules, to be included in the Company's proxy statement for the annual meeting of shareholders.

3.

On at least an annual basis, review with management and/or the Company's legal counsel, as appropriate, any legal matters that may have a material impact on the Company's financial condition or results including matters relating to compliance with applicable laws, rules and regulations or inquiries received from any regulator or other governmental agencies.

4.

Perform any other activities consistent with this Charter, the Company's By-Laws and governing law, as the Audit Committee or Board deems necessary or appropriate.

5.

Maintain minutes of meetings and periodically report to the Board of Directors significant results of the foregoing activities.

D.

Board Oversight; Amendment of Charter

1.

The Board has ultimate authority for the specification of Committee duties and responsibilities in this Charter, consistent with laws and regulations.  From time to time, upon its own motion or upon recommendation of the Committee, the Board may add to, delete from or modify the duties and responsibilities of the Committee set forth herein and amend this Charter accordingly.  The Board also may assign to the Committee such further and particular tasks as it chooses, consistent with this Charter, without so specifying in this Charter.

2.

Any delegation of Board authority, duties or responsibilities to the Committee, in this Charter or otherwise, is subject to applicable law and regulation regarding the authority, duties and responsibilities of the Company's shareholders and/or the Board.  As a general matter, all major actions and decisions by the Committee are subject to review by the full Board and may be modified or rescinded by the full Board, except as otherwise prohibited or limited under applicable laws, regulations or listing standards.  To the extent that any grant of discretionary authority to the Committee in this Charter (e.g., sole discretion) exceeds the maximum allowable grant under applicable law, such grant shall be deemed modified to constitute the maximum allowable grant of discretionary authority under such law.

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APPENDIX B

Arrow Financial Corporation

Charter of the Compensation/Nomination Committee

The Compensation/Nomination Committee (the “Committee”) of the Board of Directors (the “Board”) of Arrow Financial Corporation (the “Company”) was created by the Board by resolution adopted October 23, 2002.  The principal tasks of the Committee are to 1) review and approve executive compensation, 2) review and consider candidates for nomination as director and recommend nominees to the full Board, 3) review and make recommendations to the full Board regarding the compensation of directors, 4) review and approve compensation and benefits for employees generally, and 5) review and make decisions on other personnel matters.  This charter governs the responsibilities, authority and operations of the Committee.

Membership

The Committee shall consist of three (3) or more directors of the Company as determined from time to time by the Board.  The Board shall appoint or designate the members of the Committee, including the chairperson, annually and shall have the power to remove directors as members, with or without cause, and to appoint replacement or new members to the Committee at any time.  No member of the Committee shall be a current employee of the Company or any of its subsidiaries.  To the extent that applicable laws and regulations, including applicable listing requirements of the principal securities exchange on which the Company's stock is listed from time to time, may impose certain requirements on one or more members of the Committee, such as requirements relating to independence from management or prior business experience, the membership of the Committee shall be structured so as to meet such requirements.

Responsibilities and Duties

The two principal areas of responsibility of the Committee are executive compensation and the nomination of directors.  Additional areas of responsibility are the compensation of directors, the compensation of employees generally (including under employee benefit plans) and personnel policies and procedures.  The specific duties of the Committee within each such area are as follows:

Executive Compensation

•

The Committee shall review and approve the compensation of executives, subject to applicable law.  Such review shall be undertaken not less often than annually and shall include all aspects of compensation, including salary, bonus, long-term incentive compensation (including stock-based awards), retirement and severance arrangements, deferred compensation arrangements, and other benefits and perquisites.

•

For purposes of the Committee's duties in the area of executive compensation, "executives" shall include (i) all executive officers of the Company as listed in the "Executive Officers" table included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission, (ii) any officers hired to replace any such officers, and (iii) any other senior officers that the Committee believes play a significant role in senior management of the Company and should be included in its reviews and determinations.

•

As part of its annual review of executive compensation, the Committee shall review and, to the extent it deems appropriate, make recommendations to the full Board on the Company's corporate goals and objectives relating to executive compensation, as determined from time to time by the full Board.

•

As part of its annual review of executive compensation, the Committee shall evaluate the performance of the CEO and discuss with the CEO his evaluation of the performance of the other executives during the prior period, taking into account both individual and corporate performance.

•

In connection with its annual review of executive performance, the Committee shall consult with the CEO and such other sources, including other executives, as it deems appropriate regarding the latter's recommendations on types and amounts of executive compensation.

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•

As part of its annual review of executive compensation, the Committee shall take into account the executive compensation polices and practices at peer-group companies and other businesses, to the extent it deems appropriate.

•

Based upon its reviews, the Committee shall have exclusive authority to determine the types and amounts of incentive awards granted to executives under the Company's stock-based incentive compensation plans and shall make all significant interpretations regarding such awards and plans as they pertain to executives.

•

Based upon its reviews, the Committee shall approve annual salaries and bonuses of executives as well as other aspects of their compensation, including any contracts or agreements between the Company and the executives providing for compensation or severance payments.

•

The Committee shall oversee the preparation of an annual report on executive compensation to be included in the Company's proxy statement for its annual meeting of shareholders.  Such report shall be prepared in accordance with all applicable laws and regulations.

Nomination of Directors

•

In connection with each annual meeting of shareholders, the Committee shall conduct a review and assessment of appropriate candidates for nomination as director of the Company, including any incumbent directors desiring and willing to continue to serve, and shall make a recommendation to the full Board on a slate of nominees, with such accompanying analysis and support as the Committee deems appropriate or as the full Board may request.  In connection with its annual recommendation on nominees, the Committee also shall make recommendations to the full Board on the membership of the committees of the Board for the forthcoming year, assuming its recommended candidates for directors are nominated and elected.

•

In connection with any periodic vacancies or newly-created directorships as may occur from time to time on the Board, the Committee shall make a similar review and assessment regarding appropriate candidates to fill such positions, and make a recommendation to the full Board regarding its nominees, as well as the committee assignments, if any, of such nominees.

•

The Committee shall periodically review the qualifications and prerequisites for serving as a director of the Company, including legal and regulatory requirements for serving on the Board or committees of the Board, and shall make recommendations regularly regarding desirable attributes and qualities for individual directors and for the Board generally.

•

The Committee shall periodically review the membership of the boards of directors of the Company's subsidiaries and committees of such boards, and shall make such recommendations as it deems appropriate to the subsidiaries' boards of directors regarding the continuing service of incumbent directors on such boards, suitable candidates for vacancies or newly-created directorships on such boards, and membership of committees of such boards.

•

The Committee shall review annually and approve, with such changes as it deems appropriate, the Company's policies and procedures on shareholder nomination of candidates for director, and shall ensure the conformity of such policies and procedures to all applicable laws and regulations and the disclosure of such policies and procedures to shareholders and the public.

•

If any shareholder not serving on the Board attempts to nominate a candidate for director in accordance with the Company's shareholder nomination policies and procedures, the Committee shall review such nomination and submit a recommendation to the full Board in a timely fashion on the Company's response thereto.

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Compensation of Directors

•

The Committee shall periodically review board compensation survey data and make recommendations to the full Board for continuation of or periodic adjustments to the types and amounts of compensation payable to the directors of the Company for their service on the Board, or committees of the Board, and on the boards of directors and committees of the Company's subsidiaries.  The Committee also shall periodically review the types and amounts of compensation payable to other directors of subsidiaries of the Company, and make recommendations regarding the same, as it deems appropriate.

Employee Compensation Generally

•

The Committee shall consult with management and the full Board regarding the general compensation and benefit programs for all employees of the Company and its subsidiaries and shall review and approve any general changes in employee compensation and benefits, including policies, practices and programs.

Personnel Policies and Practices

•

The Committee shall periodically review and approve any changes in the personnel policies of the Company and its subsidiaries, including hiring and recruiting protocols and practices.

Committee and Board Review of Charter

The Committee shall annually review and reassess its ability to perform its duties and responsibilities consistent with this charter and, if it so elects, shall recommend to the full Board appropriate changes in this charter.  The full Board and, to the extent required or permitted under this charter, one or more other committees of the Board also may review this Committee's charter and performance of its duties under the charter.

Disclosure of Charter

This charter or portions hereof shall be disclosed as part of the Company's annual meeting proxy statement or otherwise, if and as required under applicable securities laws and regulations.

Access to Company Books, Records, Personnel, Experts

In discharging its duties and responsibilities, the Committee is empowered to examine, under the direction of its chairperson, those matters appropriate to fulfilling its responsibilities, with unrestricted access to all books, records, facilities and personnel of the Company, and, if and as appropriate, to retain outside counsel, consultants or other experts.

Further Committee Duties and Responsibilities; Board Oversight

The Board has ultimate authority for the delegation of duties and responsibilities to the Committee and the specification of these duties and responsibilities in this charter, subject to applicable law and any applicable rules, regulations and listing standards.

From time to time, the Board may add to, delete from or modify the duties and responsibilities of the Committee set forth herein and amend this charter accordingly.  The Board also may assign to the Committee such further and particular tasks as it chooses, consistent with this charter, without so specifying in this charter.

On a regular basis, the Chairman of the Committee will report to the full Board regarding the actions and decisions of the Committee, in such detail as may be appropriate or as the full Board may request.  Any Committee recommendations to the full Board for action by the latter shall be accompanied by all necessary or appropriate information and documentation.

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PROXY

ARROW FINANCIAL CORPORATION

250 GLEN STREET

GLENS FALLS, N.Y. 12801

ANNUAL MEETING OF SHAREHOLDERS - APRIL 28, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARROW FINANCIAL CORPORATION.

The undersigned shareholder(s) of Arrow Financial Corporation, a New York corporation (the “Company”), hereby appoint(s) Richard J. Bartlett, Esq. and George C. Frost, or either of them, with full power to act alone, the proxies of the undersigned, with full power of substitution and revocation, to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at the Queensbury Hotel, Maple and Ridge Streets, Glens Falls, New York 12801, at 10:00 a.m. on Wednesday, April 28, 2004, and at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

O Jan-Eric O. Bergstedt Class C (term expiring in 2007)

O Gary C. Dake Class C (term expiring in 2007)

O Mary-Elizabeth T. FitzGerald Class C (term expiring in 2007)

O Thomas L. Hoy Class C (term expiring in 2007)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

You are requested to complete, date and sign this card and return this Proxy promptly to:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

This Proxy will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1. If any other business is properly presented at the Annual Meeting, or any adjournments thereof, this Proxy will be voted at the discretion of the proxies. The undersigned hereby revoke(s) any proxies heretofore given by the undersigned to vote at the Annual Meeting or any adjournments thereof.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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